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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                               JURISDICTION
SUBSIDIARY                                                    OF ORGANIZATION
----------                                                    ---------------
Patriot Bank................................................  Pennsylvania
Patriot Investment Company..................................  Delaware
Patriot Commercial Leasing Co., Inc. .......................  Pennsylvania
Marathon Management Company, Inc. ..........................  Pennsylvania
Patriot Investments and Insurance Company...................  Pennsylvania